Securities and Exchange Commission

Washington, D.C. 20579

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2004

Commission File Number: 0-24630

MidWestOne Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Iowa	42-1003699
(State of incorporation)	(IRS Employer Identification No.)

222 First Avenue East, Oskaloosa, Iowa 52577

(Address of principal executive offices)

Registrant’s telephone number: (641) 673-8448

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99	Earnings release dated January 23, 2004, for the quarter and the year ending December 31, 2003.

Item 12. Results of Operations and Financial Condition.

On January 23, 2004, MidWestOne Financial Group, Inc. issued a press release announcing results for the fourth quarter and the year ended December 31, 2003. A copy of the press release is attached as Exhibit 99.

The information in this Form 8-K and the attached exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MidWestOne Financial Group, Inc.
(Registrant)

January 28, 2004 Dated	By:	/s/ David A. Meinert
David A. Meinert
Executive Vice President and Chief Financial Officer